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                 [LETTERHEAD OF RATNER & PRESTIA APPEARS HERE]



                               October 15, 1996


Louis J. Petriello
CFO & Corporate Counsel
Elcom Technologies Corporation
78 Great Valley Parkway
Malvern, Pa 19355


        Re:  Registration Statement

Dear Lou:

     We hereby consent to the summary of our opinion in the "Risk Factors-Product Litigation" and "Legal Proceedings-Current Litigation" sections of Elcom's registration statements on Form S-1 and any other related registration statements filed pursuant to Rule 462 under the Securities Act and to the reference to our firm in the "Experts" section of such registration statements.


                                                  Sincerely,

                                                  RATNER & PRESTIA

                                              /s/ Benjamin E. Leace
                                                  ----------------------
                                                  Benjamin E. Leace

BEL:sls